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                                                                  EXHIBIT 23.1









                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 9, 2000, which appears on page 23 of the 1999 Annual Report to Shareholders of Teleflex Incorporated, which is incorporated by reference in Teleflex Incorporated's Annual Report on Form 10-K for the year ended December 26, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania